EXHIBIT 10.25


                                     LEASE


        THIS LEASE (this "Lease") is made as of January 30, 1998, between RED BRANCH ROAD, L.L.C., a Maryland limited liability company ("Landlord"), and GSE SYSTEMS, INC., a Delaware corporation ("Tenant").

                                   ARTICLE I
                                  DEFINITIONS

        1.1 Building: a one (1) story building containing approximately fifty-two thousand six hundred eighty-two (52,682) square feet of rentable area and located on approximately 4.779 acres of land at 9189 Red Branch Road, Columbia, Maryland.

        1.2 Premises: approximately fifty-two thousand six hundred eighty-two (52,682) square feet of rentable area located on the first floor of the Building.

        1.3 Initial Lease Term: one hundred twenty (120) months.

        1.4 Anticipated Occupancy Date: June 1, 1998.

        1.5 Base Rent: five hundred twenty-six thousand eight hundred twenty ($526,820.00) for the first Lease Year (which amount is based on ten dollars ($10.00) per square foot of rentable area).

        1.6 Base Rent Annual Escalation Percentage: three percent (3%).

        1.7 Security Deposit: forty-three thousand nine hundred one dollars and sixty-seven cents ($43,901.67).

        1.8 Broker(s): Julien J. Studley, Inc. and Atlantic Realty Associates, Inc.

        1.9 Tenant Address for Notices: 8930 Stanford Boulevard, Columbia, Maryland 21045 until Tenant has commenced beneficial use of the Premises, and 9189 Red Branch Road, Columbia, Maryland 21045 after Tenant has commenced beneficial use of the Premises.

        1.11 Guarantor(s): none.

                                   ARTICLE II
                                    PREMISES

                2.1 Tenant leases the Premises from Landlord upon the terms herein. The foregoing notwithstanding, Tenant's right to use the Premises is subject to Head Sports Wear, Inc.'s temporary rights pursuant to Head Sports Wear, Inc.'s lease, a copy of which lease has been provided to Tenant. Landlord shall use commercially reasonable efforts to require Head Sports Wear, Inc. to vacate in accordance with its lease and shall attempt to have Head Sports Wear, Inc. vacate by March 31, 1998. Landlord and Tenant shall use commercially reasonable efforts to accommodate Tenant's and Head Sports Wear, Inc.'s shared use of facilities as contemplated by Head Sports Wear, Inc.'s lease. If Landlord collects money from Head Sports Wear, Inc. as a result of Head Sports Wear, Inc.'s holdover in the Building, then Landlord shall pay to Tenant the lesser of
(a) one half of (1) the money so collected from Head Sports Wear, Inc., minus
(2) all damages paid by Landlord to


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Head Sports Wear, Inc. pursuant to Head Sports Wear, Inc.'s lease as a result of interference with Head Sports Wear, Inc.'s occupancy, or (b) the damages suffered by Tenant as a result of Head Sports Wear, Inc.'s holdover.

                                  ARTICLE III
                                      TERM

        3.1 The term of this Lease (the "Lease Term") shall commence on the Lease Commencement Date specified in Section 3.2. If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be the period set forth in Section 1.3 plus the partial month in which the Lease Commencement Date occurs. The Lease Term shall also include any renewal or extension of the Initial Lease Term.

        3.2 The Lease Commencement Date means the earlier of (a) the date the work and materials to be provided pursuant to Exhibit B are deemed substantially complete as determined pursuant to Exhibit B, or (b) the date Tenant commences beneficial use of the Premises. Tenant shall be deemed to have commenced beneficial use of the Premises when Tenant begins to move furniture, furnishings, inventory, equipment or trade fixtures other than modular furniture into the Premises. If Tenant is in breach of any obligation hereunder, then Tenant shall not have any right to commence beneficial use of the Premises.

        3.3 Delivery of the Premises is anticipated on or about the Anticipated Occupancy Date. If the Premises are not delivered by such date, then Landlord shall not have any liability whatsoever, and this Lease shall not be rendered voidable, on account thereof. If the Lease Commencement Date does not occur within 90 days after Head Sports Wear, Inc. fully vacates the Building, then Tenant shall have the right to install the improvements pursuant to Exhibit B and Landlord shall reimburse Tenant for all reasonable out-of-pocket expenses incurred by Tenant in installing such improvements.

        3.4 Lease Year means a period of one year commencing on the first day of the month in which the Lease Commencement Date occurs and each successive one year period.

        3.5 Landlord hereby grants to Tenant the right to renew the Initial Lease Term for one five-year term (the "Renewal Term"). If exercised, the Renewal Term shall commence immediately following the end of the Initial Lease Term. Such right shall be subject to the following conditions: Tenant may exercise such right only by giving Landlord written notice not later than twelve
(12) months prior to the expiration of the Initial Lease Term. If Tenant's renewal notice is not given timely, then Tenant's right of renewal shall be of no further force or effect. The parties shall have thirty (30) days after Landlord's timely receipt of such notice in which to agree on the base rent, escalation factor and additional rent which shall be payable during the Renewal Term. Among the factors to be considered by the parties during such negotiations shall be the general office rental market in Columbia and the rents being offered similar tenants for similar space in similar buildings. If during such thirty (30) day period the parties agree on such base rent, escalation factor and additional rent payable during each year of the Renewal Term, then they shall promptly execute an amendment to this Lease stating the rent so agreed upon. If during such thirty (30) day period the parties are unable, for any reason whatsoever, to agree on such base rent, escalation factor and additional rent payable, then within five (5) days thereafter (or, if later, by the beginning of the tenth Lease Year) the parties shall each appoint an appraiser who shall be licensed in the State of Maryland and who specializes in the field of appraising commercial space in the Columbia market, has at least ten (10) years of experience and is recognized within the field as being reputable and ethical. Such two individuals shall each determine within ten (10) business days after their appointment such base rent, escalation factor and additional rent (to be not less than the same payable during the last year of the Initial Lease
Term). If such individuals do not agree on such items, then the two individual shall, within five (5) days, render separate written reports of their determinations and together appoint a third similarly qualified individual. The third


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individual shall within ten (10) days after his or her appointment make a determination of such base rent, escalation factor and additional rent. The base rent, escalation factor and additional rent applicable during the first Lease Year of the Renewal Term shall equal the median of the three determinations and shall be final. Each party shall bear the cost of its broker. The cost of the third broker shall be shared equally. The parties shall promptly execute an amendment to this Lease stating the rent so determined. If an Event of Default exists under Section 19.1(a) of this Lease on the date Tenant sends a renewal notice or any time thereafter until the Renewal Term is to commence, then, at Landlord's election, the Renewal Term shall not commence and the Lease Term shall expire at the expiration of the Initial Lease Term.

                                   ARTICLE IV
                                   BASE RENT

        4.1 Tenant shall pay the Base Rent in equal installments in advance on the first day of each month during a Lease Year. On the first day of the second and subsequent Lease Years, the Base Rent in effect shall be increased by the product of (a) the Base Rent Annual Escalation Percentage, multiplied by (b) the Base Rent in effect. When Tenant executes this Lease, Tenant shall pay an amount equal to one (1) monthly installment of the Base Rent, which amount shall be credited toward the installment of the Base Rent payable for the Lease Term's first full calendar month.

                                   ARTICLE V
                    OPERATING CHARGES AND REAL ESTATE TAXES

        5.1 Tenant shall pay Tenant's proportionate share (100%) of Operating Charges (defined in Section 5.2) during each calendar year falling entirely or partly within the Lease Term .

        5.2 Operating Charges mean the following expenses incurred by Landlord in the ownership and operation of the Building and the land upon which the Building is located (the "Land"): (a) water, sewer and other utility charges but excluding charges for electricity; (b) hazard, rent loss and liability insurance premiums; (c) management fees equal to 3% of gross rents from the Building; (d) costs of service and maintenance contracts; (e) maintenance, repair and replacement expenses; (f) amortization (on a straight-line basis over the useful life), with interest at two percentage points over the prime rate specified in
Section 19.6 at the time the expenditure was made) of capital expenditures made by Landlord to (1) reduce operating expenses if Landlord reasonably estimates that the annual reduction in operating expenses shall exceed such amortization, or (2) comply with laws or insurance requirements enacted or imposed after the date hereof; (g) Real Estate Taxes (defined in Section 5.3); (h) charges for janitorial services; (i) reasonable reserves for repairs and contingencies relating to the HVAC systems; and (j) any other expense incurred by Landlord in owning, maintaining, repairing or operating the Building and the Land. "Operating Charges" shall mean only those expenses, charges and fees consistent with similar office buildings in Howard County, Maryland which are actually incurred by Landlord but only to the extent incurred in connection with the management, operation, maintenance, servicing, cleaning, and insuring of the Premises or the Building. All Operating Charges shall be determined according to generally accepted accounting principles, consistently applied ("GAAP"). Notwithstanding anything to the contrary contained in this Lease (other than Section 5.2(f)), in the event there exists a conflict as to an expense which is specified to be included in Operating Charges and is also specified to be excluded from Operating Charges as hereinafter described, the exclusions listed below prevail and the expenses shall be deemed excluded. Notwithstanding anything to the contrary contained in this Lease (other than Section 5.2(f)), "Operating Charges" shall not include the following: (1) any ground lease rents;
(2) any and all fines and penalties (including but not limited to capital expenditures) incurred or required to be paid due to Landlord's failure to comply with applicable Laws (hereinafter defined in Section 6.1); (3) costs incurred by Landlord for the repair of damage to


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the Building to the extent that Landlord is entitled to be reimbursed by insurance (or would have been entitled had Landlord carried the insurance required to be carried hereunder by Landlord); (4) depreciation and amortization of any type, except on materials, tools, supplies and vendor type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party's services, all as determined according to GAAP, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (5) leasing commissions, attorney's fees, and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building;
(6) costs of a capital nature, including, without limitation, capital improvements, capital repairs, capital equipment and capital tools, all as determined under GAAP; (7) interest, principal, points and fees on debt or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building; (8) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or any tenant of the Building; (9) electric power costs for which any tenant directly contracts with the local public service company; (10) costs incurred in connection with replacing, repairing, retrofitting or upgrading the Building to comply with ADA, handicapped, life and safety codes as in effect as of the date hereof; (11) wages, salaries, fees and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord or management agent or anyone else over the level of building supervisor; (12) the cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building; (13) the cost of overtime or other expense to Landlord due to Landlord's defaults or incurred while performing work expressly provided in this Lease to be borne at Landlord's expense (without recovery pursuant to this Article); (14) allowances, concession, permits, licenses, inspections, and other costs and expenses incurred in completing, fixturing, renovating or otherwise improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants or prospective occupants of the Building, or vacant leasable space in the Building or constructing or finishing demising walls and public corridors with respect to any such space whether such work or alteration is performed for the initial occupancy by such tenant or occupant or thereafter;
(15) any cost representing an amount paid for first class services and/or materials to a related person, firm or entity to the extent such amount exceeds the amount that would be paid for such first class services and/or materials at the then existing market rates to an unrelated person, firm or entity; (16) provided Tenant is not in default hereunder, costs incurred due to the late payment of taxes, utility bills or other amounts owing, so long as Landlord was obligated to make such payments and did not in good faith dispute the amount of such payments; (17) general overhead and general administrative expenses and accounting record-keeping and clerical support of Landlord or the management agent, except reasonable expenses incurred in connection with the operations of the property management office (on an appropriately prorated basis to the extent such operations are directly servicing the Building and other buildings); (18) increased insurance premiums caused by Landlord's or any tenant's hazardous acts or omissions; (19) costs incurred for any items to the extent Landlord recovers under a manufacturer's, materialmen's, vendor's or contractor's warranty; (20) costs of acquisition of sculpture, paintings or other objects of art; (21) costs directly resulting from the negligence or misconduct of Landlord or its agents;
(22) costs or fees relating to the defense of Landlord's title or interest in the real estate containing the Building; and (23) costs or expenses incurred by Landlord in financing, refinancing, pledging, selling, granting or otherwise transferring or encumbering ownership rights in the Building or the Land. Operating Charges shall be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities or services in connection with the prudent operation of the Building. Landlord shall use its reasonable efforts in good faith to effect an equitable proration of bills for services rendered to the Building and to any other property owned by Landlord or an affiliate of Landlord.

        5.3 Real Estate Taxes mean (a) real estate taxes (including special assessments) imposed upon Landlord or assessed against the Building or the Land,
(b) future taxes or charges imposed upon Landlord


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or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by rents payable, and (c) expenses incurred in reviewing or seeking a reduction of real estate taxes. Notwithstanding anything to the contrary contained in this Lease, "Real Estate Taxes" shall not include any of the following: (1) tax upon Landlord's net income or profits; (2) federal, state or local income taxes, franchise, gift, transfer, excise, capital stock, estate, succession or inheritance taxes; (3) any fines, interest or penalties incurred by Landlord by reason of Landlord's failure to pay in a timely manner any Real Estate Taxes; and (4) any taxes based on increases in assessed value due to increases in the rentable area of the Building and additions to the area of the Land. Notwithstanding anything to the contrary contained in this Lease, in the event any Real Estate Taxes are payable in installments over time, then Landlord shall elect (or shall be deemed for purposes hereof to have elected) to pay such taxes over the maximum permissible number of installments. Any interest or fee charged by the taxing authority as a condition to Landlord's right to pay such taxes in installments shall be included in Real Estate Taxes. Landlord shall pay all Real Estate Taxes by the date due, and shall upon Tenant's written request furnish Tenant with evidence of such payment. Real Estate Taxes shall be deemed to assume that the Building and the Land upon which the Building is located constitute a separate tax lot, and that the Building is the only building on the Land. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to contest tax assessments if Landlord does not do so despite Tenant's written request and to recover amounts earlier paid resulting from the net proceeds of a successful contest. Landlord shall reasonably cooperate with any such contest by Tenant.

        5.4 At the beginning of the Lease Term and each calendar year thereafter, Landlord may submit a statement indicating the amount of Operating Charges that Landlord reasonably expects to be incurred during such year and Tenant's proportionate share of such amount. Tenant shall pay to Landlord on the first day of each month after receipt of such statement, until Tenant's receipt of a succeeding statement, an amount equal to one-twelfth (1/12) of such share. Landlord reserves the right to submit a revised statement if Landlord expects Operating Charges to differ from the prior estimation. If a statement is submitted after the beginning of a year, then the first payment thereafter shall be adjusted to account for any underpayment or overpayment based on the prior statement and subsequent payments shall be based on the latest statement.

        5.5 Within approximately one hundred twenty (120) days after the end of 1998 and each subsequent calendar year, Landlord shall submit a categorized statement indicating (a) Tenant's proportionate share of the amount of Operating Charges incurred during such year, and (b) the sum of Tenant's estimated payments for such year. If such statement indicates that such sum exceeds Tenant's actual obligation, then Tenant shall deduct the overpayment from its next payment(s) pursuant to this Article. If such statement indicates that Tenant's actual obligation exceeds such sum, then Tenant shall pay the excess within thirty (30) days.

        5.6 If the Lease Term commences or expires on a day other than January 1 or December 31, respectively, then Tenant's liability for Operating Charges incurred during the applicable year shall be proportionately reduced based on the number of days in the Lease Term falling within such year. Notwithstanding anything to the contrary contained in this Lease, after receipt of Landlord's annual reconciliation statement, Tenant at its expense shall have the right at all reasonable times and upon five (5) business days notice to audit Landlord's books and records relating to Operating Charges for the prior calendar year(s); provided, however, that Tenant's right to audit shall expire unless within one hundred twenty (120) days after Landlord has furnished to Tenant such statement of Operating Charges Tenant has notified Landlord in writing of Tenant's election to conduct an audit. If Tenant has timely exercised its option to conduct an audit, Tenant shall have a period of ninety (90) days in which to complete the audit, which ninety (90) day period shall commence only after Landlord has afforded Tenant access to such documents as are in Landlord's possession or control and which are necessary to conduct the audit, including (to the extent within Landlord's possession and control) work papers prepared by Landlord's accountants, canceled checks, invoices and such other documents as may be


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reasonably required, and reconciliation of amortized capital expenditures made by Landlord to reduce operating expenses with the resulting operating expenses and the former corresponding operating expenses. Tenants shall have the right to review the documentation described above for the prior calendar year in order to have a basis for comparison of Operating Charges. In the event that it is ultimately determined that a refund of Operating Charges which exceeds one percent (1%) of the total Operating Charges for such year is due and Tenant has not previously conducted an audit for the two (2) years preceding the calendar year for which the audit is being conducted, Tenant shall have the right to audit such two prior years to determine whether refunds (relating to same category of expenses to which the errors determined to have been made relate) are due for such two prior years. Landlord shall fully cooperate with Tenant and its auditor so as to facilitate the performance of Tenant's audit. Tenant may review and (at Tenant's reasonable expense) copy such documentation during normal business hours. Tenant agrees to endeavor in good faith and use its reasonable efforts to conduct the audit in a manner which will cause minimum disruption to the operation of the Building and the management office. In the event that it is ultimately determined (by agreement of the parties or by a final court determination) that the actual Operating Charges for any calendar year, as chargeable to Tenant under this Lease, are less than the amount set forth in the Landlord's reconciliation statement of actual Operating Charges submitted by Landlord for such year, then Landlord shall reimburse Tenant for such overcharge within thirty (30) days of receipt of notice thereof together with interest thereon at the Default Rate until paid. If Operating Charges have been overstated by an amount in excess of three (3%) percent, Landlord shall also pay Tenant's reasonable cost incurred in conducting such audit.

                                   ARTICLE VI
                                USE OF PREMISES

        6.1 Tenant shall use the Premises solely for office (non-medical and non-governmental) and warehouse purposes and for no other use or purpose. Landlord represents that the zoning regulations applicable to the Building and any covenants, conditions and restrictions appertaining to the Building permit the use of the Premises for the uses specified in the preceding sentence. Tenant shall not use the Premises for any unlawful purpose, or in any manner that in Landlord's reasonable opinion will constitute waste or in any manner that will increase the number of parking spaces required for the Building or its full occupancy pursuant to present and future laws (including the Americans with Disabilities Act), ordinances, regulations and orders (collectively "Laws"). Tenant shall comply with all Laws concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. Landlord shall comply with all Laws concerning the base building systems and the portions of the Building (excluding the Premises) Landlord is required hereunder to maintain and repair. If any Law requires an occupancy or use permit for the Premises, then Tenant shall obtain and keep current such permit at Tenant's expense and promptly deliver a copy thereof to Landlord. Tenant shall not use the Premises in a manner that would (a) violate the terms of any occupancy or use permit, or (b) impair or interfere with any base building system or facility.

        6.2 Tenant shall pay timely any business, rent or other tax or fee that is now or hereafter assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business in the Premises or Tenant's fixtures, furnishings, inventory or personal property. If any such tax or fee is imposed upon Landlord or Landlord is responsible for collection or payment thereof, then Tenant shall pay to Landlord the amount of such tax or fee.

        6.3 Notwithstanding anything to the contrary contained in this Lease, Landlord represents that to the best of its knowledge and belief, there are no Hazardous Materials on, in or under the Land or Building. Landlord and Tenant shall not generate, use, release, store or dispose of any Hazardous Materials in or about the Building. Hazardous Materials mean (a) "hazardous wastes" as defined by the Resource Conservation and


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Recovery Act of 1976, (b) "hazardous substances" as defined by the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, (c) "toxic substances" as defined by the Toxic Substances Control Act, (d) "hazardous materials" as defined by the Hazardous Materials Transportation Act (as any of such Acts may be amended from time to time), (e) petroleum products, (f) chlorofluorocarbons, and (g) substances whose presence could be detrimental to the Building or hazardous to health or the environment. Hazardous Materials shall exclude reasonable quantities of customary office and cleaning supplies, provided such items are stored, used and disposed of in accordance with Laws.

                                  ARTICLE VII
                           ASSIGNMENT AND SUBLETTING

        7.1 Tenant shall not sublet or permit occupancy of (collectively "sublease") the Premises or part thereof, or assign or otherwise transfer (collectively "assign") this Lease or any of Tenant's rights or obligations, without Landlord's prior written consent, which consent shall not be unreasonably withheld or conditioned. If Landlord fails to respond to Tenant's request for such consent within ten business days after receipt of the information specified in Section 7.3, then Landlord shall be deemed to have granted such consent. No assignment of this Lease may be effected by operation of law without Landlord's prior written consent. Any assignment or sublease, Landlord's consent thereto or Landlord's collection of rent from any assignee or subtenant shall not be construed as (a) a waiver or release of Tenant from liability hereunder, or (b) relieving Tenant, any assignee or subtenant from the obligation of obtaining Landlord's prior written consent to any other assignment or sublease. Tenant assigns to Landlord any amount due from any assignee or subtenant as security for performance of Tenant's obligations pursuant to this Lease. Tenant directs each such assignee or subtenant to pay such amount directly to Landlord if such assignee or subtenant receives written notice from Landlord specifying that Tenant is in default under this Lease and that such amount shall be paid directly to Landlord. Each assignee and subtenant shall pay as so directed. Landlord's collection of such amount shall not be construed as an acceptance of such assignee or subtenant as a tenant or as a permitted assignee or subtenant. Tenant's obligations pursuant to this Lease shall be deemed to extend to any subtenant or assignee. Tenant shall cause each subtenant or assignee to comply with such obligations. Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease and at Landlord's request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Lease Term is terminated or Landlord succeeds to Tenant's interest in the Premises by voluntary surrender or otherwise, at Landlord's option the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease. Tenant shall not mortgage this Lease without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall pay the costs (including reasonable attorneys' fees not to exceed $500.00 per request) incurred by Landlord in connection with Tenant's request for Landlord to consent to any assignment, sublease or mortgage.

        7.2 If Tenant is a partnership, then any event(s) (whether or not voluntary, concurrent or related) which results in a dissolution of Tenant or a withdrawal or change of partners who, on the date of this Lease, own a controlling interest, shall be deemed a voluntary assignment of this Lease. Each general partner shall be deemed to own a controlling interest. If Tenant is a corporation, then any event(s) (whether or not voluntary, concurrent or related) which results in a dissolution, merger, consolidation or other reorganization of Tenant, or sale, transfer or relinquishment of the interest of shareholders who, on the date of this Lease, own a controlling interest, shall be deemed a voluntary assignment of this Lease. The preceding sentence shall not apply to corporations whose stock is traded through a national or regional exchange or an over-the-counter market. Anything in this Article to the contrary notwithstanding, provided no Event of Default has occurred and is continuing, Tenant may, upon prior written notice to Landlord but without Landlord's prior written consent and


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without being subject to Landlord's rights and Tenant's obligations set forth in
Section 7.4, assign or sublease to a "Permitted Transferee." For purposes of this Lease, a "Permitted Transferee" shall mean a corporation or other business entity: (a) into or with which Tenant shall be merged or consolidated, or to which substantially all of the assets of Tenant may be transferred, provided that the successor shall have a net worth of at least $20,000,000.00 and reasonable liquidity, and provided that such successor shall assume in writing all of the obligations and liabilities of Tenant under this Lease; or (b) which shall control, be controlled by or be under common control with Tenant. In the event of any such assignment or subletting, Tenant shall remain fully liable as a primary obligor. For purposes of clause (b) above, control shall be deemed to be ownership of fifty percent (50%) or more of the stock and voting interest.

        7.3 If Tenant wants to assign or sublet all or part of the Premises or this Lease, then Tenant shall give Landlord written notice ("Tenant's Request Notice") specifying the proposed assignee or subtenant and its business, the commencement date of the proposed assignment or sublease (the "Proposed Sublease Commencement Date"), the area proposed to be assigned or sublet (the "Proposed Sublet Space"), any premium or other consideration being paid for the proposed assignment or sublease and all other terms of the proposed assignment or sublease, and including (if available) the most recent financial statement and Dun and Bradstreet report of such assignee or subtenant and reasonably detailed information regarding such assignee or subtenant's reputation and business experience.

        7.4 If pursuant to any agreement effecting or relating to any sublease or assignment (other than a sublease or assignment pursuant to Section 7.2) the subtenant or assignee is to pay any amount in excess of the sum of (a) the rent and other amounts due under this Lease plus (b) the reasonable out-of-pocket expenses (e.g., brokerage, advertising and improvements for the subtenant) incurred by Tenant in connection with the sublease or assignment, then, whether such excess is in the form of an increased rental, lump sum payment, payment for the sale or lease of fixtures or other leasehold improvements or any other form (and if the applicable space does not constitute the entire Premises, then such excess shall be determined on a pro rata basis), Tenant shall pay to Landlord one half of any such excess upon such terms as shall be specified by Landlord and in no event later than ten (10) days after Tenant's receipt (or deemed receipt) thereof. Landlord shall have the right to inspect Tenant's books and records relating to any sublease or assignment upon not less than ten days' prior written notice. The foregoing notwithstanding, Tenant shall have the right to retain all amounts paid by subtenants or assignees for occupancy during the first two years of the Lease Term.

                                  ARTICLE VIII
                            MAINTENANCE AND REPAIRS

        8.1 Except as provided in Section 8.2 below, Tenant shall maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, take good care thereof, make all repairs and replacements thereto and suffer no waste or injury thereto. Tenant shall give Landlord prompt written notice of any defect in or damage to the Building or any part thereof. Except as otherwise provided in Article XVII, all damage to the Premises or to any other part of the Building or the Land caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (collectively "Invitees") or Tenant, shall be repaired by and at Tenant's expense, except that Landlord shall have the right to make any such repair at Tenant's expense. At the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises broom clean and in good order, condition and repair, except for ordinary wear and tear and as otherwise provided in Article XVII. Landlord shall provide and install replacement tubes for building standard fluorescent light fixtures (subject to reimbursement per Article V); all other bulbs and tubes for the Premises shall be provided and installed at Tenant's expense.

        8.2 Landlord shall keep the exterior and demising walls, load bearing elements, foundations and roof and the base building mechanical, electrical, HVAC and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building, clean and in good operating condition and, promptly after becoming aware of any such item needing repair, will make all necessary repairs thereto. Landlord shall cleanup the landscaping during the construction of the initial tenant improvements.

                                   ARTICLE IX
                                  ALTERATIONS

        9.1 The original improvement of the Premises shall be accomplished in accordance with Exhibit B. Landlord is under no obligation to make any alterations, decorations, additions, improvements or other changes (collectively "Alterations") in or to the Premises except as otherwise expressly provided herein.

        9.2 Tenant shall not make or permit anyone to make any Alteration in or to the Premises or the Building without Landlord's prior written consent, which consent may be granted or withheld in Landlord's absolute discretion with respect to structural Alteration and any Alteration which affects base Building systems, but which consent shall not be unreasonably withheld with respect to other Alterations and which consent shall not be required with respect to purely cosmetic Alterations. Any Alteration made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only;
(c) by a contractor, on days and at times and (if the Alteration requires a building permit or will cost more than $100,000) under the supervision of an architect approved in writing by Landlord; (d) in accordance with plans and specifications prepared by an engineer or architect approved by Landlord and reviewed (at Landlord's standard charge) by Landlord; (e) in accordance with Laws, requirements of any firm insuring the Building and Building standards; (f) after obtaining a worker's compensation insurance policy approved in writing by Landlord and any bonds required by Landlord; (g) after delivering to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers; and (h) with respect to electrical and mechanical work, by a contractor designated by Landlord. If a lien (or a petition to establish a lien) is filed in connection with any Alteration, then such lien (or petition) shall be discharged by Tenant at Tenant's expense within ten (10) days thereafter by the payment thereof or filing of a bond acceptable to Landlord. Landlord's consent to an Alteration shall be deemed not to constitute Landlord's consent to subjecting its interest in the Premises or the Building to liens which may be filed in connection therewith. Tenant shall hire Landlord (or its designee) to perform any Alteration, provided that the charge to Tenant therefor is reasonable and consistent with third party proposals and/or bids received by Tenant. Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as-built drawings showing such Alteration.

        9.3 If an Alteration is made without Landlord's prior written consent, then Landlord shall have the right at Tenant's expense to remove such Alteration and restore the Premises and the Building to their condition immediately prior thereto or to require Tenant to do the same. All Alterations to the Premises or the Building made by Tenant shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall be surrendered with the Premises at the expiration or earlier termination of the Lease Term, except that
(a) if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, movable furniture, movable furnishings and movable trade fixtures installed in the Premises by Tenant solely at Tenant's expense, and (b) Tenant shall be required to remove all Alterations to the Premises or the Building which Landlord designates in writing for removal. At Tenant's written request, Landlord shall notify at the time Tenant requests Landlord's approval or any Alteration whether Tenant will be required to remove such Alteration. Landlord waives any lien right with respect to any of Tenant's personal property which is leased or financed. Movable furniture, furnishings and trade fixtures shall be deemed to exclude without limitation any item the removal of which might cause damage to the Premises or the Building or which would normally be removed from the Premises with the assistance of any tool or machinery other than a dolly. Landlord shall have the right to repair at Tenant's expense any damage to the Premises or the Building caused by such removal or to require Tenant to do the same. If any such item is not removed prior to the expiration or earlier termination of the Lease Term, then such item shall become Landlord's property and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove such item from the Premises at Tenant's expense.

                                   ARTICLE X
                                     SIGNS

        10.1 Landlord will list Tenant's name in the Building directory. So long as Tenant is the sole tenant of the Building, Tenant shall have sole use of the directory (but Landlord may list its name and the Building manager's name thereon). Subject to Tenant's obtaining Landlord's approval (which approval shall not be unreasonably withheld) and any necessary governmental or Columbia approval, Tenant shall have the right to install a sign on the exterior of the Building. Tenant shall pay for maintenance of such sign and shall remove such sign at the expiration or earlier termination of the Lease Term. Except as provided herein, Tenant shall not paint, affix or otherwise display on any part of the exterior or interior of the Building any sign, advertisement or notice.

                                   ARTICLE XI
                                SECURITY DEPOSIT

                11.1 Tenant shall deliver the Security Deposit when Tenant executes this Lease. Landlord shall not be required to pay interest on the Security Deposit or to maintain the Security Deposit in a separate account. Within three (3) days after notice of Landlord's use of the Security Deposit, Tenant shall restore the Security Deposit to its prior amount. Within approximately ninety (90) days after the expiration or earlier termination of the Lease Term, Landlord shall return the Security Deposit less such portion thereof as Landlord may have used to satisfy Tenant's obligations with respect to an Event of Default. If Landlord transfers the Security Deposit to a transferee of the Building or Landlord's interest therein, then such transferee (and not Landlord) shall be liable for its return. Tenant shall have the right to deliver to Landlord an unconditional, irrevocable letter of credit in substitution for the cash Security Deposit. Tenant shall cause such letter of credit to be: (a) in form and substance reasonably satisfactory to Landlord; (b) issued by a commercial bank reasonably acceptable to Landlord in the Washington, D.C. metropolitan area (or if issued by a bank not in the Washington, D.C. metropolitan area, then confirmed by a bank in the Washington, D.C. metropolitan area); (c) made expressly transferable and assignable to the owner from time to time of the Building; (d) automatically renewed (without necessity of the issuer's or any one else's taking any action) from time to time through the ninetieth (90th) day after the expiration or earlier termination of the Lease Term unless the issuer gives Landlord thirty (30) days prior written notice of nonrenewal; and (e) replaced with cash in the amount of the Security Deposit within five (5) days after receipt of any notice pursuant to Section 11.1(d).

                                  ARTICLE XII
                                  HOLDING OVER

        12.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date Tenant will vacate the Premises because Landlord will (a) require an extensive period to secure a replacement tenant, and (b) plan its entire leasing and renovation program for the Building in reliance on its lease expiration dates. If the Premises are not surrendered at the expiration or earlier termination of Tenant's right of possession, then it will be conclusively presumed that the value of possession, and the resulting loss that will be suffered by Landlord, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore if upon the expiration or earlier termination of Tenant's right of possession Tenant (or anyone claiming through Tenant) does not surrender immediately the Premises (or portion thereof), then the rent shall be increased to equal the greater of the following percentage of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease (assuming the Lease Term for the entire Premises had continued during such holdover period): one hundred three percent (103%) if Landlord has given Tenant written permission to holdover; one hundred twenty-five percent (125%) if Landlord has not given Tenant written permission to holdover but Landlord does not have a lease or purchase agreement executed with another party and does not intend for itself or its affiliates to occupy; or one hundred fifty percent (150%) in any other case. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Nothing herein shall limit Landlord's right to recover possession of the Premises upon the expiration or earlier termination of the Lease Term.

                                  ARTICLE XIII
                                   INSURANCE

        13.1 Tenant shall not conduct any activity or place any item in or about the Building which may violate the requirements or increase the rate of any insurance covering the Building. If any increase in such rate is due to any such activity or item, then (whether or not Landlord has consented to such activity or item) Tenant shall pay such increase. The statement of any insurance company or insurance rating or similar organization that such an increase is due to any such activity or item shall be conclusive evidence thereof.

        13.2 Tenant shall maintain throughout the Lease Term with a company licensed to do business in the jurisdiction in which the Building is located, approved in writing by Landlord and having a rating equal to or exceeding A:XI in Best's Insurance Guide (a) broad form commercial general liability insurance (written on an occurrence basis and including contractual liability coverage insuring Tenant's obligations pursuant to Section 15.2, premises and operations, broad form property damage and independent contractors coverages, and an endorsement for personal injury), and (b) all-risk property insurance. Such liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than two million dollars ($2,000,000) combined single limit per occurrence. Such property insurance shall be in an amount not less than that required to replace all Alterations and all other contents of the Premises (other than the improvements installed pursuant to Exhibit B). All such insurance shall name Landlord (and, at Landlord's option, its partners, members, employees and building manager) and the holder of any Mortgage as additional named insureds, contain an endorsement that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its claims against any person prior to the occurrence of a loss, provide that the insurer waives all right of recovery by way of subrogation against Landlord, its partners, agents and employees, be primary and noncontributory, and contain an endorsement prohibiting cancellation, failure to renew, reduction in amount or change of coverage (1) as to the interests of Landlord or the holder of any Mortgage by reason of any act or omission of Tenant, and (2) without the insurer's giving Landlord thirty

(30) days' prior written notice of such action. Tenant shall deliver a certificate of such insurance and receipts evidencing payment of the premium for such insurance (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Lease Commencement Date and at least annually thereafter. Landlord reserves the right to increase reasonably (and in accordance with industry practice for similar tenants in similar buildings) from time to time the minimum amounts of insurance Tenant is required to maintain.

        13.3 Landlord shall maintain all risk property insurance (with replacement cost coverage) on the base Building in an amount sufficient to avoid the application of any coinsurance provision. Landlord waives its right of recovery against Tenant and releases Tenant from any and all liabilities claims and losses for which Tenant may otherwise be liable to the extent Landlord is covered by such insurance (or would have been covered by insurance if Landlord had maintained the insurance required hereunder). Landlord shall secure a waiver of subrogation endorsement from its insurance carrier.

                                  ARTICLE XIV
                             SERVICES AND UTILITIES

        14.1 Landlord will furnish to the Premises air-conditioning and heating during the seasons they are required in Landlord's reasonable judgment. Landlord will provide: janitorial service on Monday through Friday (excluding holidays); electricity; water; elevator service; and exterior window-cleaning service. The Building's normal operating hours are 8:00 a.m. to 6:00 p.m. on Monday through Friday (excluding holidays) and 9:00 a.m. to 1:00 p.m. on Saturday (excluding holidays) and such other hours as Landlord and Tenant reasonably determine. Notwithstanding anything to the contrary contained in this Lease, if any interruption of utilities or services shall continue for more than three (3) consecutive business days and shall render any portion of the Premises unusable for the normal conduct of Tenant's business, then all Base Rent and additional rent payable hereunder with respect to such portion of the Premises which Tenant does not occupy shall be abated retroactively to the first (1st) business day of such interruption and such abatement shall continue until full use of such portion of the Premises is restored to Tenant. Except in the case of an emergency, Landlord will give Tenant at least three (3) business days prior notice if Landlord intends to interrupt any services required to be furnished by the Landlord. Landlord shall endeavor in good faith and use its commercial best efforts to promptly commence and diligently pursue to completion any work reasonably necessary to restore the utility or service so interrupted. Notwithstanding any of the foregoing to the contrary, Tenant and Tenant's employees shall have access to the Building and Premises twenty-four (24) hours a day, seven (7) days a week, 365 days a year.

        14.2 Tenant shall pay directly to BG & E for all electricity consumed in the Building or on the Land.

                                   ARTICLE XV
                             LIABILITY OF LANDLORD

        15.1 Landlord, its employees and agents shall not be liable to Tenant, Invitees or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever, including without limitation: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of heating, cooling, electrical, sewerage or plumbing equipment; termination of this Lease by reason of damage to or condemnation of the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or other person or entity; failure or inability to furnish or interruption in any utility or service specified in this Lease; and leakage in any part of the Premises or the Building. If a condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant or Invitees in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefor. Any person receiving an article delivered for Tenant shall be acting as Tenant's (not Landlord's) agent. For purposes of this Article, the term "Building" shall be deemed to include the Land. The foregoing notwithstanding, Landlord shall not be released from liability for physical injury to natural persons caused by Landlord's negligence or willful misconduct.

        15.2 Except for Landlord's negligence or willful misconduct, Tenant shall reimburse Landlord, its employees and agents for, and shall indemnify, defend upon request and hold them harmless from and against, all costs, damages, claims, liabilities, expenses (including attorneys' fees), losses and court costs suffered by or claimed against them, directly or indirectly, based on or arising out of, in whole or in part, (a) use and occupancy of the Premises or the business conducted therein, (b) any act or omission of Tenant or any Invitee, (c) any breach of Tenant's obligations or warranties under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, or (d) entry by Tenant or Invitees upon the Land prior to the Lease Commencement Date.

        15.3 A landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring during any period such landlord was not the owner of the Building. A landlord shall be relieved of an obligation or liability incurred during its period of ownership if and only if and to the extent the successor landlord agrees to assume such obligation or liability of the prior landlord. If a landlord transfers its interest in the Building, then Tenant shall attorn to the transferee and execute, acknowledge and deliver within five (5) days after request any document submitted to Tenant to confirm the attornment.

        15.4 Tenant shall not have the right to offset, deduct or assert a counterclaim for any amount owed or allegedly owed to it, against any payment to Landlord. Tenant's sole remedy for recovery of such amount is to institute an independent action.

        15.5 If Tenant is awarded a money judgment against Landlord or with respect to any breach of Landlord's obligations, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building. No other asset of Landlord, any officer, director, partner or member of Landlord (collectively "Officer") or any other person or entity shall be available to satisfy or subject to such judgment, nor shall any Officer or other person or entity have personal liability for satisfaction of any claim or judgment against Landlord or any Officer. Nothing in this Section shall limit Tenant's rights and remedies pursuant to the last sentence of
Section 22.1.

        15.6 Neither party shall be liable for punitive damages.

                                  ARTICLE XVI
                                     RULES

        16.1 Tenant shall observe: the rules specified in Exhibit A; and any other reasonable rule that Landlord may promulgate for the Building, provided notice thereof is given and such rule is not inconsistent with this Lease. Landlord shall have no duty to enforce such rules or any provision of any other lease against any other tenant.

                                  ARTICLE XVII
                                  DESTRUCTION

        17.1 If the Premises are rendered totally or partially inaccessible or unusable by fire or other casualty, then Landlord shall diligently restore the Premises and the Building to substantially the same condition they were in prior to such casualty, except that if in Landlord's judgment such restoration cannot be completed within one year after the occurrence of such casualty (taking into account the time needed for effecting a settlement with any insurance company, removal of debris, preparation of plans and issuance of all required governmental permits), then either party shall have the right to terminate the Lease Term as of the sixtieth (60th) day after such casualty by giving written notice within forty-five (45) days after the occurrence of such casualty. If this Lease is not terminated pursuant to this Article, then until such restoration of the Premises are substantially complete Tenant shall be required to pay the Base Rent for only the portion of the Premises that in Landlord's judgment is usable while such restoration is being made, except that if such casualty was caused by the act or omission of Tenant or an Invitee, then Tenant shall not be entitled to any rent reduction. After receipt of the insurance proceeds (including proceeds of any insurance maintained by Tenant), Landlord shall restore the Premises and the Building, except that (a) if such casualty was caused by the act or omission of Tenant or an Invitee, then Tenant shall pay the amount by which such expenses exceed any property insurance proceeds actually received by Landlord on account of such casualty, and (b) Landlord shall not be required to repair or restore any Alteration previously made by Tenant or any of Tenant's trade fixtures, furnishings, equipment or personal property. Anything to the contrary notwithstanding, Landlord shall have the right to terminate this Lease if (1) insurance proceeds are insufficient to pay the full cost of such restoration, (2) any Mortgage holder does not make such proceeds available for such restoration, (3) zoning or other Laws do not permit such restoration, or (4) restoration costs exceed twenty-five percent (25%) of the Building's replacement value.

                                 ARTICLE XVIII
                                  CONDEMNATION

        18.1 If ten percent or more of the Premises or occupancy thereof is condemned or sold under threat of condemnation (collectively "condemned"), then this Lease shall terminate on the day prior to the date title vests in the condemnor (the "Vesting Date"). If less than such ten percent is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not condemned, except that as of the Vesting Date rent shall be reduced proportionately.

        18.2 All awards, damages and compensation paid on account of such condemnation shall belong to Landlord. Tenant assigns to Landlord all rights thereto. Tenant shall not make any claim against Landlord or the condemnor for any portion thereof attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. The foregoing shall not prevent Tenant from pursuing a separate claim against the condemnor for the value of movable furnishings and movable trade fixtures installed in the Premises solely at Tenant's expense and relocation expenses, provided that such claim in no way diminishes any award, damages or compensation payable to Landlord.

                                  ARTICLE XIX
                                    DEFAULT

        19.1 An Event of Default is (a) Tenant's failure to make when due any payment of the Base Rent, additional rent or other amount, which failure continues for five (5) days after written notice, (b) Tenant's breach of any other covenant or warranty, which breach continues for thirty (30) days after written notice (or such longer period of time as may be reasonably required to cure such breach provided Tenant diligently pursues such cure during such period and thereafter diligently pursues such cure to completion), (c) an Event of Bankruptcy as specified in Article XX, or (d) Tenant's dissolution or liquidation.

        19.2 This Lease is on the express condition that if an Event of Default occurs (even if prior to the Lease Commencement Date), then this Section shall apply. Except as otherwise provided in this Section, Landlord's obligations pursuant to this Lease shall cease and failure to perform such obligations shall not relieve Tenant from any obligation. Landlord shall have the right to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit. Tenant waives any other notice to quit or of Landlord's intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable law, or by such proceedings, including re-entry and possession, as may be applicable. Landlord may relet the Premises or any part thereof, alone or together with other space, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for any termination thereof) and on such terms and conditions (which may include concessions) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet all or any portion of the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated or any suit is instituted, Tenant shall be liable for: (a) the Base Rent, additional rent, damages or other sums which may be due or sustained prior to such default, and for all costs, fees and expenses (including without limitation reasonable attorneys' fees, brokerage fees, advertising expenses, expenses incurred in placing the Premises in first-class rentable condition and concessions granted by Landlord) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time; and (b) additional damages which at Landlord's election shall be either: (1) an amount equal to the Base Rent and additional rent which would have become due from the date of Tenant's default through the expiration (or what but for any termination thereof would have been such expiration), less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received as a result of any failure of such other person to perform any of its obligations), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the expiration of the Lease Term (or what but for any termination thereof would have been such expiration). Separate suits may be brought from time to time to collect any such damages for any month(s) (and any such suit shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s)) or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord's rights as set forth herein and Landlord's cause of action shall be deemed not to have accrued until the expiration of the Lease Term); or (2) an amount equal to the present value (as of the date of Tenant's default) of (c) the Base Rent and additional rent due or which would have become due from time to time through the expiration of the Lease Term (or what but for any termination thereof would have been such expiration), minus (d) the net rental value (as determined by an appraiser selected by Landlord) of the Premises through the expiration of the Lease Term, which liquidated and agreed final damages shall be payable to Landlord in a lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate in effect (as of the date of payment) at the Federal Reserve Bank located in Richmond, Virginia. Landlord may bring suit to collect any such damages at any time after an Event of Default. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Landlord obtains possession of the Premises after an Event of Default. Whether or not the Lease Term and/or Tenant's right of possession is terminated, Landlord shall have the right to terminate any renewal or expansion right and to withhold any consent or approval in its sole and absolute discretion. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant's right of possession. Provided Tenant has vacated fully the Premises and has given Landlord written notice thereof, Landlord shall use reasonable efforts to mitigate damages.

        19.3 Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord's acceptance of any payment with knowledge of a breach shall not constitute a waiver of such breach. Landlord shall be deemed not to have granted any waiver unless such waiver is set forth expressly in an instrument signed by Landlord. Any such waiver shall not be construed as a waiver of any matter except as specified therein. Neither Tenant's payment of an amount less than a sum due nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. Landlord's acceptance of any payment (including any payment pursuant to Section 12.1) shall be deemed not to constitute a waiver of any breach or prejudice Landlord's rights and remedies. Re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

        19.4 If more than one natural person and/or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.

        19.5 If Tenant fails to make any payment to any third party or to do any act required hereby to be made or done by Tenant, and if such failure is not cured within the cure period specified in Section 19.1(b), then Landlord may, but shall not be required to, make such payment or do such act. Landlord's taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such failure. If Landlord elects to take such action, then Tenant shall pay all expenses incurred (including a ten percent (10%) fee to cover Landlord's administrative expenses).

        19.6 If Tenant fails to pay the Base Rent, additional rent or any other payment due Landlord by the date such payment is due (without regard to any grace period specified in this Lease), then (without limiting Landlord's rights and remedies) Tenant shall pay a late fee of five percent (5%) of the amount of such payment. Such payment shall bear interest at the Default Rate from the date such payment was due to the date of payment. The Default Rate shall equal the rate per annum which is two (2) whole percentage points above the prime rate published from time to time in the Money Rates section of the Wall Street Journal (or substitute prime rate reasonably designated by Landlord). The foregoing notwithstanding, no late fee shall be payable with respect to the first late payment in any calendar year provided such payment is made within ten
(10) days after written notice.


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


                                   ARTICLE XX
                                   BANKRUPTCY

        20.1 An Event of Bankruptcy is the occurrence with respect to Tenant of any of the following: (a) such person's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of such person, or the institution of a foreclosure or attachment action upon any property of any such person; (c) filing by such person of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against such person as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within thirty (30) days after filing, or (2) results in the issuance of an order for relief against the debtor; or (e) such person's making or consenting to an assignment for the benefit of creditors or a composition of creditors.

        20.2 After the commencement of a case (the "Case") in which Tenant is the subject debtor under the Bankruptcy Code, (a) Tenant or its trustee in bankruptcy (collectively "Trustee") shall perform all of Tenant's post-petition obligations under this Lease, and (b) if Landlord is entitled to damages (including without limitation unpaid rent), then all such damages shall be entitled to administrative expense priority pursuant to Section 507(a)(1) of the Bankruptcy Code. If the Lease is assigned pursuant to the Bankruptcy Code, then the assignee shall be deemed without further act to have assumed all of Tenant's obligations under this Lease arising from and after such assignment and at Landlord's request shall execute an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee's assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case (or, if shorter, the shortest period of time in which Trustee may be required to so act), then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord may exercise all rights and remedies available pursuant to Article XIX. Adequate assurance of future performance shall require (among other things) that the following minimum criteria be met: (1) Tenant's gross receipts in the ordinary course of business during the thirty (30) days preceding the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (2) Both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (3) Trustee must pay its estimated pro rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assumption or assignment of this Lease shall not violate or affect the rights of other tenants in the Building; (7) Trustee must pay at the time the next monthly installment of the Base Rent is due, in addition to such installment, an amount equal to the monthly installments of the Base Rent and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay immediately after Landlord draws on such security deposit the amount drawn; (9) Trustee must comply with all of Tenant's obligations under this Lease; and (10) All assurances of future performance specified in the Bankruptcy Code must be provided.

                                  ARTICLE XXI
                                 SUBORDINATION

        21.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building or the Land (collectively "Mortgages"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. The holder of a Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holder of any other Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage. The foregoing notwithstanding, subordination of this Lease to any Mortgage is conditioned on the holder of such Mortgage's agreeing to execute a subordination, nondisturbance and attornment agreement (on such holder's customary form).

        21.2 At Landlord's request Tenant shall execute promptly any requisite or appropriate document confirming such subordination. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant's obligations in the event any such foreclosure proceeding is prosecuted or completed or in the event the Land, the Building or Landlord's interest therein is transferred by foreclosure sale or by deed in lieu of foreclosure. If this Lease is not extinguished upon such transfer or by the transferee following such transfer, then, at the request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as landlord. Upon such attornment such transferee shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for any breach, act or omission of any prior landlord, (d) subject to any offsets or defenses which Tenant might have against any prior landlord, or (e) liable for return of the Security Deposit unless such transferee actually receives the Security Deposit. Within five (5) days after receipt, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

        21.3 If a (prospective or current) holder of a Mortgage requires that modifications to this Lease be obtained, and provided that such modifications
(a) are reasonable, (b) do not adversely affect Tenant's use of the Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such modifications. Tenant shall execute, acknowledge and return such amendment within five (5) days after receipt if Tenant reasonably approves such amendment.

                                  ARTICLE XXII
                                QUIET ENJOYMENT

        22.1 If Tenant shall perform timely all of its obligations, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy possession of the Premises without hindrance by Landlord or anyone claiming through Landlord. The foregoing notwithstanding, this Lease is contingent upon Landlord's purchasing the Building. If Landlord does not purchase the Building by May 1, 1998, then this Lease shall terminate.

        22.2 Landlord reserves the right to: (a) change the street address and name of the Building; (b) (if Tenant is not the sole tenant of the Building) change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, restrooms or other public parts of the Building;
(c) erect, use and maintain pipes, conduits and other equipment in and through the Premises; (d) (if Tenant is not the sole tenant of the Building) grant to anyone the exclusive right to conduct any particular business in the Building not inconsistent with the permitted use of the Premises; (e) use or lease exclusively the roof, sidewalks and other exterior areas; (f) resubdivide the Land or to combine the Land with other lands; (g) (if Tenant is not the sole tenant of the Building) construct improvements on the Land and in the public and common areas of the Building; (h) relocate any parking area designated for Tenant's use; (i) during the last 12 months of the Lease Term, display signs, advertisements and notices on any part of the exterior or interior of the Building; and (j) make alterations to the Premises after Tenant vacates the Premises or portion thereof and without relieving Tenant of its obligation to pay rent through the expiration of the Lease Term. Exercise of any such right shall not be considered a constructive eviction or a disturbance of Tenant's business or occupancy. Landlord shall use reasonable effort to minimize any disruption.

                                 ARTICLE XXIII
                               GENERAL PROVISIONS

        23.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as expressly set forth herein, and no right is being acquired by Tenant except as expressly set forth herein. This Lease contains the entire agreement of the parties and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties and discussions between the parties. This Lease may be changed in any manner only by an instrument signed by both parties.

        23.2 Nothing contained herein shall be construed as creating a relationship between the parties other than that of landlord and tenant.

        23.3 Each party warrants that in connection with this Lease it has not employed or dealt with any broker, agent or finder other than the Broker(s). Landlord shall pay each Broker pursuant to a separate agreement with such Broker.

        23.4 From time to time upon ten (10) days' prior written notice, Tenant and each subtenant and assignee of Tenant shall execute, acknowledge and deliver to Landlord and its designees a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which rent and any other charges have been paid; (c) that Landlord is not in default in the performance of any obligation (or specifying the nature of any default); (d) the address to which notices are to be sent; (e) that this Lease is subordinate to all Mortgages; (f) that Tenant has accepted the Premises and all work therefor has been completed (or specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity. Time is of the essence to the delivery of such statements.

        23.5 LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE LANDLORD-TENANT RELATIONSHIP, TENANT'S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE. Tenant consents to service of process relating to any such action at the Premises; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord and Tenant waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise to transfer any such action to any other court.

        23.6 Any notice or other required communication shall be in writing and deemed duly given when delivered in person (with receipt therefor) or sent (postage prepaid, return receipt requested) by Federal Express, other overnight courier, or certified or registered mail, to the following addresses: (a) if to Landlord, 8227 Old Courthouse Road, Suite 100, Vienna, Virginia 22182; or (b) if to Tenant, at the Tenant Address for Notices. A party may change its address for the receiving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of each notice to Landlord shall be sent to such holder at a specified address, then Tenant shall give (in the manner specified in this Section and at the same time such notice is given to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly given unless such copy is so given to such holder. If Tenant claims that Landlord has breached any obligation, then Tenant shall give such holder notice specifying the breach and permit such holder a reasonable opportunity (not less than sixty (60) days) to cure the breach. Such holder's curing of Landlord's default shall be deemed performance by Landlord.

        23.7 Each provision shall be valid and enforceable to the fullest extent permitted by law. If any provision or its application to any person or circumstance shall be invalid or unenforceable to any extent (e.g., an interest rate is usurious), then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar thereto (e.g., the highest non-usurious interest rate) and the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected.

        23.8 Headings are used for convenience and shall not be considered in construing this Lease. Gender appropriate pronouns and plural or singular forms shall be substituted as the context may require. This Lease may be executed in multiple counterparts, each of which is deemed an original and all of which constitute one and the same document.

        23.9 This Lease shall be binding upon and inure to the benefit of each party and its successors and assigns, subject to the provisions restricting assignment or subletting.

        23.10 Upon reasonable prior notice, Tenant shall permit Landlord and its designees to enter the Premises, without rent abatement, to inspect and exhibit the Premises (but exhibition to prospective tenants shall be limited to the last 18 months of the Lease Term) and make such alterations and repairs as Landlord deems necessary.

        23.11 This Lease shall be governed by the laws of the State of Maryland.

        23.12 The submission to Tenant of correspondence or an unsigned copy of this document shall not constitute an offer or option to lease. This Lease shall become effective only upon execution and delivery by both parties.

        23.13 Time is of the essence with respect to each obligation of Tenant and Landlord.

        23.14 Landlord reserves the right to make changes to the Building's plans and specifications, provided such changes do not alter Tenant's use and enjoyment of the Premises or increase the cost for taxes, services and utilities for which Tenant is responsible.

        23.15 All amounts payable by Tenant shall be paid to Landlord by check (subject to collection) drawn upon a local clearinghouse bank and delivered to the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Except as otherwise specified, any amount owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease and paid by Tenant within ten (10) days after the date Landlord notifies Tenant of the amount thereof.

        23.16 Tenant's liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or termination.

        23.17 If either party is delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, labor dispute, inability to procure materials or any cause beyond such party's reasonable control (whether similar or dissimilar to the foregoing), then the time for performance shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention. The foregoing notwithstanding, this Section shall not excuse any late payment or extend the Lease Term.

        23.18 Landlord's review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter. Tenant waives any right to damages based upon Landlord's actually or allegedly wrongfully withholding or delaying any approval or consent. Tenant's sole remedy therefor shall be a proceeding for specific performance, injunction or declaratory judgment.

        23.19 From time to (but not more than twice per year) time upon fifteen
(15) days' prior written notice, Tenant shall submit such information regarding the financial condition of Tenant as Landlord may reasonably request. Tenant warrants that all such information heretofore or hereafter submitted is and shall be correct and complete.

        23.20 Deletion of any printed, typed or other portion of this Lease or prior draft hereof shall not evidence an intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease. Interpretation of this Lease shall not be affected by any claim that this Lease has been prepared by either party.

        23.21 The person executing on Tenant's behalf warrants due authorization to so act.

        IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.


WITNESS:                            LANDLORD:

                                    RED BRANCH ROAD, L.L.C.
                                    BY: Atlantic Realty Companies, Inc., Manager

/s/ Stan Barg                           By: /s/ Charles Nulsen
------------------------                   -----------------------------
                                        Title: Executive Vice President
                                              --------------------------

WITNESS:                            TENANT:

                                    GSE SYSTEMS, INC.

/s/ Thomas K. Milhollan                 By: /s/ Robert W. Stroup
------------------------                   ------------------------------
                                        Title: Executive Vice President
                                              ---------------------------